                                                                   Exhibit T3A-9

                                STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                            FILED 09:00 AM 01/16/1997
                              971017012 -- 2708045

                          CERTIFICATE OF INCORPORATION

                                       OF

                       OGDEN ENERGY MANAGEMENT CORPORATION

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Last of the State of Delaware"), hereby certifies that:

                  FIRST:   The name of the corporation (hereinafter called the
"corporation") is Ogden Energy Management Corporation.

                  SECOND: the address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Wilmington, Delaware, County of New Castle, 19805; and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporation Service Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100). The par value of each of such shares is One Dollar and No Cents ($1.00). All such shares are of one class and are shares of Common Stock. Each outstanding share of which, will be entitled to one vote.

                  FIFTH:   The name and the mailing address of the incorporator
are as follows:

NAME                                     MAILING ADDRESS

Jeffrey R. Horowitz                      40 Lane Road
                                         Fairfield, New Jersey 07007

                  SIXTH:   The corporation is to have perpetual existence.

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                                                                   Exhibit T3A-9

                  SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                 EIGHTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Eighth.

Signed on January 16, 1997

                                          /s/ Jeffrey R. Horowitz
                                          -----------------------------------
                                          Incorporator
                                          Jeffrey R. Horowitz

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                                                                   Exhibit T3A-9

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                    BEFORE PAYMENT OF ANY PART OF THE CAPITAL

                                       OF

                       OGDEN ENERGY MANAGEMENT CORPORATION

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Ogden Energy Management Corporation.

         2. The corporation has not received any payment for any of its stock.

         3. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

         FIRST: The name of the corporation (hereinafter called the "corporation") is Ogden Energy Group, Inc.

         4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provision of
Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on February 6, 1997.

                                                   /s/  Jeffrey R. Horowitz
                                                   --------------------------
                                                   Sole Incorporator
                                                   Jeffrey R. Horowitz

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/07/1997
   971041260 -- 2708045

                                                                   Exhibit T3A-9

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                            OGDEN ENERGY GROUP, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN ENERGY GROUP, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

        Article One: The name of the corporation (hereinafter called the
                   "corporation") is COVANTA ENERGY GROUP, NC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.

                                                /s. Scott Mackin
                                                -----------------------------
                                                Name:  Scott Mackin
                                                Title: President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/14/2001
010126256 -- 2708045

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